EXHIBIT 99.1

KBR Announces First Quarter Fiscal 2024 Financial Results

Strong Q1 2024 Performance
Adjusted EBITDA2 Growth with Margin Expansion

HOUSTON, TX - April 30, 2024 - KBR, Inc. (NYSE: KBR) today announced its first quarter fiscal 2024 financial results.

"KBR's extraordinary team has yet again surpassed expectations, delivering outstanding first-quarter results," said Stuart Bradie, KBR's President and CEO. "Our team's unwavering commitment to our customers has led to year-over-year increases across all key financial metrics, particularly in Adjusted EBITDA2 and operating cash flow. Bookings during the quarter were well-aligned with our end markets across energy security, national defense, human performance, and sustainability."

New Business Awards
Backlog and options as of March 29, 2024 totaled $20.8 billion. Delivered 1.1x trailing-twelve-months (TTM) book-to-bill1 as of March 29, 2024. Awarded $1.9 billion of bookings and options in the quarter.

Sustainable Technology Solutions (STS) delivered 0.9x TTM book-to-bill1 as of March 29, 2024, including awards and achievements in the quarter as follows:
•KBR's Purifier™ ammonia technology selected by Wuhuan Engineering Co. Ltd. for the expansion of El Nasr Company for Intermediate Chemicals' 1,200 metric tonnes per day ammonia plant in Egypt.
•Selected by First State Hydrogen, Inc. to provide engineering services to study the feasibility of developing a clean hydrogen production facility through electrolysis powered by renewable energy. The study is part of First State Hydrogen's vision to provide clean hydrogen for Delaware and the U.S. mid-Atlantic and help the region meet its sustainability goals.
•Signed an alliance agreement with GeoLith SAS to offer its advanced Direct Lithium Extraction technology, Li-Capt®. This technology enables zero-emission lithium extraction from untapped sources like geothermal and oil well brines.
•Awarded a project management contract by Sonangol for the design and construction oversight of a new 200,000 barrels per day refinery in Lobito, Angola - one of the most significant and sustainable energy infrastructure projects in the region.
•Secured a five-year asset condition monitoring program contract from Rabigh Refining & Petrochemical Company to deploy predictive maintenance services at its plant in Rabigh, Saudi Arabia.

Government Solutions (GS) delivered 1.2x TTM book-to-bill1 as of March 29, 2024, including awards and achievements in the quarter as follows:
•Awarded new contracts estimated at more than $450 million to provide systems engineering, acquisition support, phenomenology expertise and data science, as well as applied research, communications security infrastructure, operations and maintenance support to the U.S. Government.
•Awarded a new subcontract with Bering Straits Information Technologies in support of the U.S. Air Force Air Combat Command to provide human performance optimization services at various military bases around the world. This contract expands upon KBR's more than 50 years of commitment to the wider health and human performance market within NASA and the Department of Defense.

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

•Won a new one-year task order with three one-year options on the Seaport NxG IDIQ contract to assist with project execution for the Naval Information Warfare Center Atlantic, supporting the Defense Health Agency's cybersecurity services and risk management framework initiatives.
•Selected to provide specialized IT services that will equip the Royal Australian Navy with a more modern and cyber worthy Fleet Information Environment.
•Awarded a three-year contract, with a two year-option period, to deliver Heavy Equipment Transporter (HET) capability on behalf of the British Army.
•Awarded option years for LOGCAP V to support activity in NORTHCOM and EUCOM.

Summarized First Quarter 2024 Financial Results

	Three Months Ended
	March 29,	March 31,
Dollars in millions, except share data	2024	2023
Revenues	1,818	1,703
Operating income	166	144
Net income attributable to KBR	93	86
Adjusted EBITDA[2]	207	182
Operating income margin %	9.1%	8.5%
Adjusted EBITDA[2] margin %	11.4%	10.7%
Earnings per share:
Diluted earnings per share	0.69	0.56
Adjusted earnings per share[2]	0.77	0.67
Cash flows:
Operating cash flows	91	35
Adjusted operating cash flows[2]	91	35
Adjusted free cash flows[2]	66	16

Financial Highlights for the Three Months Ended March 29, 2024
•Revenue of $1.8 billion, up 7% on a year-over-year-basis
•Net income attributable to KBR of $93 million; Adjusted EBITDA2 of $207 million, up 14% on a year-over-year basis (11.4% Adjusted EBITDA2 margin)
•Diluted EPS of $0.69; Adjusted EPS2 of $0.77, up 15% on a year-over-year basis
•Operating cash flows of $91 million
•Bookings and options of $1.9 billion during the quarter with 1.1x TTM book-to-bill1

Commentary on the Three Months Ended March 29, 2024
Revenues were $1.8 billion, up 7% compared to 1Q'23, primarily due to growth across Sustainable Technology Solutions; and within Government Solutions, new and on-contract growth across International, Defense & Intel, and Science and Space, partially offset by contraction in Readiness & Sustainment due to Ukraine funding delays.

Net income attributable to KBR was $93 million, up $7 million compared to 1Q'23, due to higher gross profit, equity in earnings of unconsolidated affiliates and gain on disposition of assets and investments, partially offset by higher interest expense and other non-operating expense.

Adjusted EBITDA2 was $207 million, up 14% compared to 1Q'23, with Adjusted EBITDA2 margins of 11.4%, up 70 bps year-over-year.

Diluted earnings per share was $0.69, up 23% compared to 1Q'23, due to the increase in Net income attributable to KBR noted above and the decrease in diluted weighted average common shares outstanding. Adjusted earnings per

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

share2 was $0.77, up 15% compared to 1Q'23, due to the increase in Net income attributable to KBR noted above and the decrease in adjusted weighted average common shares outstanding.

Operating cash flows were $91 million, up 160% compared to 1Q'23, primarily due to strong collections across the business.

Capital returned to shareholders totaled $79 million during the quarter, consisting of $61 million in share repurchases, inclusive of $50 million of open market repurchases and $11 million of repurchases to satisfy requirements of equity compensation plans, and $18 million in regular dividends.

Reaffirms Fiscal 2024 Guidance
The table below summarizes FY24 guidance and represents our views as of April 30, 2024.

Fiscal 2024 Guidance
Revenue	$7.4B - $7.7B
Adjusted EBITDA	$810M - $850M
Diluted EPS*	$2.88 - $3.08
Adjusted EPS*	$3.10 - $3.30
Operating cash flows	$450M - $480M
* Fiscal 2024 Diluted and Adjusted EPS guidance is calculated using a share count of approximately 135 million.

The company does not provide a reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Conference Call Details
The company will host a conference call to discuss its first quarter financial results on Tuesday, April 30, 2024, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 154682.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 35,000 people worldwide with customers in more than 80 countries and operations in over 30 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, and Adjusted free cash flows are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, interest expense, and our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and policies that may require us to pause, delay or abandon new and existing projects; the ongoing conflict between Russia and Ukraine and in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Revenues:
Government Solutions	$1,386	$1,328
Sustainable Technology Solutions	432	375
Total revenues	1,818	1,703
Gross profit	248	245
Equity in earnings of unconsolidated affiliates	30	23
Selling, general and administrative expenses	(121)	(124)
Gain on disposition of assets and investments	6	—
Other	3	—
Operating income (loss):
Government Solutions	115	102
Sustainable Technology Solutions	86	82
Other	(35)	(40)
Total operating income (loss)	166	144
Interest expense	(31)	(26)
Other non-operating expense	(6)	(2)
Income before income taxes	129	116
Provision for income taxes	(35)	(30)
Net income	94	86
Less: Net income attributable to noncontrolling interests	1	—
Net income attributable to KBR	$93	$86
Adjusted EBITDA[1]	$207	$182
Diluted EPS	$0.69	$0.56
Adjusted EPS[1]	$0.77	$0.67
Diluted weighted average common shares outstanding	135	154
Adjusted weighted average common shares outstanding	135	140
[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	March 29,	December 29,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$314	$304
Accounts receivable, net of allowance for credit losses of $8 and $8, respectively	1,007	981
Contract assets	202	177
Other current assets	211	189
Total current assets	1,734	1,651
Property, plant, and equipment, net of accumulated depreciation of $462 and $458 (including net PPE of $41 and $36 owned by a variable interest entity), respectively	247	239
Operating lease right-of-use assets	140	138
Goodwill	2,110	2,109
Intangible assets, net of accumulated amortization of $388 and $382, respectively	605	618
Equity in and advances to unconsolidated affiliates	178	206
Deferred income taxes	205	239
Other assets	404	365
Total assets	$5,623	$5,565
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$669	$593
Contract liabilities	348	359
Accrued salaries, wages and benefits	301	340
Current maturities of long-term debt	22	31
Other current liabilities	239	249
Total current liabilities	1,579	1,572
Employee compensation and benefits	111	120
Income tax payable	106	106
Deferred income taxes	81	106
Long-term debt	1,842	1,801
Operating lease liabilities	175	176
Other liabilities	310	290
Total liabilities	4,204	4,171
Commitments and Contingencies
KBR shareholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,233,362 and 181,713,586 shares issued, and 134,651,351 and 135,067,562 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,514	2,505
Retained earnings	1,145	1,072
Treasury stock, 47,582,011 shares and 46,646,024 shares, at cost, respectively	(1,339)	(1,279)
Accumulated other comprehensive loss	(912)	(915)
Total KBR shareholders’ equity	1,408	1,383
Noncontrolling interests	11	11
Total shareholders’ equity	1,419	1,394
Total liabilities and shareholders’ equity	$5,623	$5,565

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	March 29,	March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$94	$86
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36	36
Equity in earnings of unconsolidated affiliates	(30)	(23)
Deferred income tax	11	14
Gain on disposition of assets	(6)	—
Other	9	10
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(30)	(130)
Contract assets	(26)	(7)
Accounts payable	78	110
Contract liabilities	(8)	6
Accrued salaries, wages and benefits	(35)	(36)
Payments on operating lease obligation	(16)	(17)
Payments from unconsolidated affiliates, net	—	6
Distributions of earnings from unconsolidated affiliates	43	24
Pension funding	(7)	(4)
Other assets and liabilities	(22)	(40)
Total cash flows provided by operating activities	$91	$35
Cash flows from investing activities:
Purchases of property, plant and equipment	$(25)	$(19)
Proceeds from sale of assets or investments	6	—
Return of (investments in) equity method joint ventures, net	29	61
Other	1	—
Total cash flows provided by investing activities	$11	$42
Cash flows from financing activities:
Borrowings on long-term debt	24	—
Borrowings on Revolver	93	—
Payments on short-term and long-term debt	(75)	(4)
Payments on settlement of warrants	(33)	—
Debt issuance costs	(16)	—
Payments of dividends to shareholders	(18)	(16)
Payments to reacquire common stock	(61)	(61)
Other	(5)	27
Total cash flows used in financing activities	$(91)	$(54)
Effect of exchange rate changes on cash	(1)	4
Increase in cash and cash equivalents	10	27
Cash and cash equivalents at beginning of period	304	389
Cash and cash equivalents at end of period	$314	$416
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$20	$18

KBR, Inc.
Backlog Information
(In millions)
(Unaudited)

	March 29,	December 29,
	2024	2023
Government Solutions	$12,888	$12,790
Sustainable Technology Solutions	4,363	4,545
Total backlog	$17,251	$17,335
Award options	3,596	4,397
Total backlog and options	$20,847	$21,732

Total backlog and options at March 29, 2024 totaled $20.8 billion, down 4% compared to December 29, 2023. Government Solutions backlog and options at March 29, 2024 totaled $16.5 billion, down $0.7 billion compared to December 29, 2023. Sustainable Technology Solutions backlog at March 29, 2024 totaled $4.4 billion, down $0.2 billion compared to December 29, 2023.

Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

EBITDA and Adjusted EBITDA
We evaluate performance based on EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. EBITDA is defined as Net income attributable to KBR, plus Interest expense; Other non-operating expense; Provision for income taxes; and Depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin for each of the three month periods ended March 29, 2024 and March 31, 2023 are considered non-GAAP financial measures under SEC rules because EBITDA and Adjusted EBITDA exclude certain amounts included in the calculation of net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three month periods ended March 29, 2024 and March 31, 2023 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended
	March 29,	March 31,
Dollars in millions	2024	2023

Net income attributable to KBR	$93	$86
Adjustments
•Interest expense	31	26
•Other non-operating expense	6	2
•Provision for income taxes	35	30
•Depreciation and amortization	36	36
EBITDA	$201	$180
Adjustments
•Acquisition, integration and restructuring	1	1
•Ichthys commercial resolution	4	2
•Legacy legal fees and settlements	1	5
•Benefits related to exit from Russian commercial projects	—	(6)
Adjusted EBITDA	$207	$182

	Three Months Ended
	March 29,	March 31,
Dollars in millions	2024	2023

Operating income	$166	$144
Adjustments
•Net income attributable to noncontrolling interests	(1)	—
•Depreciation and amortization	36	36
EBITDA	$201	$180

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three month periods ended March 29, 2024 and March 31, 2023 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three month periods ended March 29, 2024 and March 31, 2023 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

We have calculated Adjusted EPS for each of the three month periods ended March 29, 2024 and March 31, 2023 by adjusting Diluted EPS for the items included in the table below.

	Three Months Ended
	March 29,	March 31,
	2024	2023

Diluted EPS	$0.69	$0.56
Adjustments
•Amortization related to acquisitions	0.04	0.05
•Ichthys commercial dispute costs	0.03	0.01
•Acquisition, integration and restructuring	0.01	0.01
•Impact of convert accounting	—	0.05
•Legacy legal fees and settlements	—	0.02
•Benefits related to exit from Russian commercial projects	—	(0.03)
Adjusted EPS	$0.77	$0.67
Diluted weighted average common shares outstanding	135	154
Adjusted weighted average common shares outstanding	135	140

We have calculated the 2024 guidance for Adjusted EPS by adjusting Diluted EPS for the items included in the table below.

	Fiscal 2024 Guidance
Diluted EPS[1] guidance	$2.88	$3.08
Adjustments
•Amortization related to acquisitions	0.15
•Ichthys commercial dispute costs	0.03
•Acquisition, integration and restructuring	0.03
•Legacy legal fees	0.01
Adjusted EPS[1] guidance	$3.10	$3.30
---------
1 Diluted and Adjusted Fiscal 2024 EPS guidance are calculated using a share count of approximately 135 million.

Adjusted Cash Flows Provided by Operating Activities and Adjusted Free Cash Flows
Adjusted operating cash flows and Adjusted free cash flows are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted free cash flows exclude capital expenditures from Adjusted operating cash flows. The most directly comparable financial measure calculated in accordance with GAAP is cash flows provided by operating activities. Management believes that Adjusted operating cash flows and Adjusted free cash flows afford investors a view of what management considers KBR's core operating cash flow performance and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

We have calculated Adjusted operating cash flows and Adjusted free cash flows for each of the three month periods ended March 29, 2024 and March 31, 2023 by adjusting operating cash flow provided by operating activities for items included in the table below.

	Three Months Ended
	March 29,	March 31,
Dollars in millions	2024	2023
Cash flows provided by operating activities	$91	$35
Add: Legacy legal settlement (after tax)	—	—
Adjust: CARES Act temporary tax repayment	—	—
Adjusted operating cash flows	$91	$35
Less: Capital expenditures	(25)	(19)
Adjusted free cash flows	$66	$16